Exhibit 2.3

WARRANT

NEITHER THE WARRANTS EVIDENCED HEREBY NOR ANY SHARES ISSUABLE UPON CONVERSION OF THE WARRANTS HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT" OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. NEVERTHELESS SUCH WARRANTS ONCE REGISTERED ON THE PLUS MARKET IN LONDON, U.K. MAY BE TRANSACTED ON SUCH MARKET PROVIDED SUCH WARRANT IS ADMITTED TO QUOTATION ON THAT MARKET.

Reference No	Certificate No.	Transfer No.	No of Warrants

GEO GENESIS GROUP, LTD.
Ajeltake Road, Ajeltake Island, Majuro, MH 96960, Republic of the Marshall Islands
WARRANT CERTIFICATE - CLASS B
(TERMS AND CONDITIONS OF THE WARRANTS WILL BE ATTACHED TO THIS CERTIFICATE)

This Warrant Certificate, dated as of this 9th day of January, 2008, certifies that, the above named is the registered holder of warrants (the "Warrants") to purchase, at any time or from time to time after the Exercisability Date until 5:00 p.m. New York time, on January 9, 2011, up to _______________ fully-paid and non-assessable shares (subject to adjustment in certain events) of common stock, $.01 par value ("Common Stock"), of GEO GENESIS GROUP, LTD., a Marshall Islands corporation (the "Company"), at the exercise price per share of British Pound 70p, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Warrant Certificate, together with the attached Form of Election to Purchase duly executed and payment of the Exercise Price at the principal office of the Company, but subject to the terms and conditions set forth. Payment of the Exercise Price shall be made, at: the option of the Holder (i) in cash, (ii) by certified or bank check or by wire transfer payable to the order of the Company or (iii) on a net basis, such that without the exchange of any funds, the Holder receives that number of Warrant Shares that would otherwise be issuable upon a cash exercise of this Warrant less that number of Warrant Shares having a current market price (defined as the bid quotation price when shares are listed on the PLUS MARKET) equal to the aggregate Exercise Price that would otherwise have been paid by such holder for the number of Warrant Shares with respect to which this Warrant is being exercised.

Notes

(1) The Warrants evidenced by this Warrant Certificate may be exercised at any time prior to January 9, 2011. Each Warrant not exercised on or prior to January 9, 2011 shall become invalid and all rights hereunder, shall cease as of such time.

(2) The Warrants evidenced by this Warrant Certificate are issued pursuant previously duly executed resolutions of the Board of Directors of the Company, which resolutions are hereby incorporated by reference in and made a part of this instrument and are hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities there under of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of such resolutions may be obtained by the holder(s) hereof upon written request directed to the Company.

(3) The Board of Directors has resolved that upon the occurance of certain events, the Exercise Price and the type and/or number of the Company's securities issuable upon exercise of the Warrants may, subject to certain conditions, be adjusted.

(4) Upon due presentment for registration of transfer of this Warrant Certificate at the principal office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate the sight to purchase a like number of shares of Common Stock as are issuable upon exercise hereof shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in applicable Board resolutions, without any charge except for any tax or other governmental charge that may be imposed in connection therewith by the applicable tax jurisdiction and not to be imposed upon the Company.

(5) Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered of unexercised Warrants.

(6) The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.

(7) IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

GEO GENESIS GROUP, LTD.

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

FOR VALUE RECEIVED, hereby sells, assigns and transfers unto ___________________________________________ who address is ___________________________________________ this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________________________________, Attorney to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:	Signature:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security of Other Identifying Number of Holder)

FORM OF ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _______________________  shares of Common Stock and herewith tenders payment for such shares, to the order of GEO GENESIS GROUP, LTD, in the amount of $__________________. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of ____________________________________________________________________ whose address is __________________________________________________________________ and that such certificate be delivered to __________________________________________ whose address is ________________________________________________________________.

Dated:
	Signature:	(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security of Other Identifying Number of Holder such as TAX ID or ID Number if previous do not apply)

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